As filed with the Securities and Exchange
                        Commission on November 13, 2001

                           PROXY STATEMENT PURSUANT
                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/      Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Rule 14a-12
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Additional Materials


                  MUNIYIELD CALIFORNIA INSURED FUND II, INC.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

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(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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/ / Fee paid previously with preliminary materials:

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/ /   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)      Date Filed:

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                  MUNIYIELD CALIFORNIA INSURED FUND II, INC.
                    MUNIYIELD CALIFORNIA INSURED FUND, INC.



Dear Stockholder:

You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization of similar funds in which MuniYield California Insured Fund II, Inc. ("California Insured II" or the "Surviving Fund") will acquire MuniYield California Insured Fund, Inc. ("California Insured" or the "Acquired Fund").

On December 12, 2001, each Fund will hold a Special Meeting of Stockholders to consider the Reorganization. The Reorganization must be approved by the stockholders of each Fund. A proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve an Agreement and Plan of Reorganization between the Funds under which California Insured II will acquire substantially all of the assets and assume substantially all of the liabilities of California Insured in exchange for (1) newly issued shares of common stock of California Insured II and (2) shares of two newly created series of Auction Market Preferred Stock of California Insured II to be designated Series D and Series E, as described in the proxy statement and prospectus.

The Boards of Directors of California Insured II and California Insured have reviewed the proposed Reorganization and recommend that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. You may vote by telephone by calling 1-800-690-6903 and entering the 12-digit control number located on your proxy card. You may also vote via the Internet by visiting www.proxyvote.com and entering the 12-digit control number located on your proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Georgeson Shareholder at 1-888-896-4170.

                                  Sincerely,



                                  ALICE A. PELLEGRINO
                                  Secretary
                                  MuniYield California Insured Fund II, Inc.
                                  MuniYield California Insured Fund, Inc.


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                          FREQUENTLY ASKED QUESTIONS


     In this Question and Answer Sheet, we will refer to MuniYield California Insured Fund II, Inc. as California Insured II and MuniYield California Insured Fund, Inc. as California Insured.


Q.   Why am I receiving this proxy?

A. As a stockholder of either Fund, you are being asked to consider a transaction in which California Insured II will acquire California Insured. This transaction is referred to in this question and answer sheet as the Reorganization. This proxy is being sent to all: (1) holders of common stock of California Insured II and California Insured, and (2) holders of Auction Market Preferred Stock ("AMPS") of California Insured II and California Insured.

Q. Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A. California Insured II will be the Surviving Fund. California Insured will be the Acquired Fund. Both Funds are exchange-listed closed-end funds.

Q.   How will the Reorganization benefit stockholders?

A.   Stockholders should consider the following:

     o After the Reorganization, each Fund's common stockholders will remain invested in a closed-end fund with an investment objective and policies substantially similar to its current investment objective and policies;

     o After the Reorganization, each Fund's common stockholders will be invested in a fund with substantially greater net assets; and

     o After the Reorganization, each Fund's common stockholders should experience lower expenses per share, economies of scale and greater flexibility in portfolio management.

     The Reorganization will neither directly benefit nor adversely affect the holders of shares of any series of AMPS of either Fund. The expenses of the Reorganization will not be borne by the holders of shares of AMPS of either Fund.

Q.   Will the Reorganization change my privileges as a stockholder?

A. Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently




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     available to you.

Q. If I own shares of common stock of California Insured, will I own the same number of shares of common stock of California Insured II after the Reorganization as I currently own?

A. No. You will receive shares of common stock of California Insured II with the same aggregate net asset value as the shares of common stock of California Insured you own on the business day prior to the closing date of the Reorganization (the "Valuation Date"). The number of shares you receive will depend on the relative net asset values of the shares of common stock of the Funds on that date.

     For example, let us assume that you own 10 shares of common stock of California Insured. If the net asset value of the California Insured common stock on the Valuation Date is $6 per share, and the net asset value of California Insured II common stock on the Valuation Date is $12 per share, you will receive 5 shares of California Insured II common stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 shares of California Insured common stock x $6 = $60; 5 shares of California Insured II common stock x $12 = $60).


     Thus, if on the Valuation Date the net asset value of the common stock of California Insured II is higher than the net asset value of the common stock of California Insured, you will receive fewer shares of common stock of California Insured II in the Reorganization than you held in California Insured before the Reorganization. On the other hand, if the net asset value of the common stock of California Insured II is lower than the net asset value of the common stock of California Insured, you will receive a greater number of shares of common stock of California Insured II in the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization except that you may receive cash in lieu of fractional shares of California Insured II common stock.

     Note that because each Fund is traded on the New York Stock Exchange, each Fund's shares of common stock have both a net asset value and a market price. The market price reflects what other investors think the shares are worth and may be higher or lower than the net asset value. For this reason, the market price of the California Insured II shares you receive may be higher or lower than the market price of your California Insured shares.

Q.   Should I send in my stock certificates now?

A. No. After the Reorganization is completed, we will send holders of common stock of California Insured written instructions for exchanging their stock certificates. California Insured stockholders should exchange their stock certificates promptly after the Reorganization in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until the stock certificates for California Insured common stock are surrendered and exchanged for stock certificates of California Insured II. Holders of AMPS will not be required to surrender their stock


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     certificates. All exchanges of AMPS will be accomplished by book entry.
     Stockholders of California Insured II will keep their stock certificates.

Q.   What are the tax consequences for stockholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of common stock.

Q.   Who will manage the Surviving Fund after the Reorganization?

A. Fund Asset Management, L.P. serves as the investment adviser for the Funds and will be the investment adviser of the Surviving Fund after the Reorganization. Roberto W. Roffo currently serves as the portfolio manager for each Fund and will continue to serve as the portfolio manager for the Surviving Fund after the Reorganization.

Q.   Will there be a Stockholders' Meeting for each Fund?

A. Yes, a Special Stockholders' Meeting will be held for California Insured at 1:20 p.m. and for California Insured II at 1:50 p.m. on December 12, 2001, at 800 Scudders Mill Road, Plainsboro, New Jersey.

Q.   Why is my vote important?

A. Approval of the Reorganization requires the affirmative vote of (i) the holders of a majority of the outstanding shares of California Insured Common Stock and California Insured Series A and Series B AMPS, voting together as a single class, (ii) a majority of the outstanding shares of California Insured Series A and Series B AMPS, voting separately as a class, (iii) a majority of the votes cast by the holders of shares of California Insured II Common Stock and California Insured II Series A, Series B and Series C AMPS, voting together as a single class, provided that the total number of votes cast represents a majority of the shares of California Insured II Common Stock and California Insured II Series A, Series B and Series C AMPS issued, outstanding and entitled to vote thereon, and (iv) the holders of a majority of the outstanding California Insured II Series A, Series B and Series C AMPS, voting separately as a class. For purposes of any vote at the Meetings which requires the approval of the outstanding shares of common stock and AMPS of each Fund, a quorum consists of a majority of the outstanding shares of common stock and AMPS entitled to vote at that Meeting. The Boards of Directors of California Insured II and California Insured urge every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.   How can I vote?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote by telephone by calling the "800" number printed on your



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     voting instruction form. Finally, you may vote in person at the
     Stockholders' Meetings. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meetings and then vote in person at the Meetings or, prior to the Meetings, you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.   Have the Funds retained a proxy solicitation firm?

A. Yes, each Fund has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meetings. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to reach a quorum by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at each Special Stockholders' Meeting to achieve the necessary quorums or the necessary quorums are present but there are not sufficient votes to take action on the proposal by the time of each Special Stockholders' Meeting on December 12, 2001, such Stockholders' Meetings may be adjourned to permit further solicitation of proxy votes.

Q.   What is the recommendation of each Fund's Board of Directors?

A. The Boards of Directors of California Insured II and California Insured believe the Reorganization is in the best interests of each Fund and the stockholders of each Fund. The Boards encourage stockholders to vote FOR the Reorganization.




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